UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Amendment No. 1 to

FORM S-1/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ACE MARKETING & PROMOTIONS, INC.

(Name of registrant as specified in its charter)

New York	7310	91-1966948
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 Old Country Road, Suite 541 Garden City, NY 11530 (516) 256-7766
(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

Dean L Julia, Co-Chief Executive Officer 600 Old Country Road, Suite 541 Garden City, NY 11530 (516) 256-7766
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lucosky Brookman LLP	Morse & Morse, PLLC
33 Wood Avenue South, 6th Floor	1400 Old Country Road, Suite 302
Iselin, New Jersey 08830	Westbury, New York 11590
Fax: (732) 395-4401	Fax: (516) 487-1452

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Company’s Registration Report on Form S-1, File No. 333-187362, filed with the Securities and Exchange Commission on March 19, 2013 (the “Form S-1”), is solely to furnish Exhibit 101 to the Form S-1 in accordance with Rule 405 of Regulation S-T. Exhibit 101 to this report provides the consolidated financial statements and related notes from the Form 10-K formatted in XBRL (eXtensible Business Reporting Language).

No other changes have been made to the Form S-1.  This Amendment No. 1 to the Form S-1 speaks as of the original filing date of the Form S-1, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form S-1.

Pursuant to Rule 406T of Regulation S-T, the interactive data files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

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Item 16. Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation filed March 26, 1998 (1)
3.2	Amendment to Certificate of Incorporation filed June 10, 1999 (1)
3.3	Amendment to Certificate of Incorporation approved by stockholders on February 9, 2005(1)
3.4	Certificate of Amendment filed September 11, 2008 (8)
3.5	Certificate of Amendment filed October 14, 2009 (8)
3.6	Certificate of Amendment filed May 18, 2012 (8)
3.7	Amended By-Laws (1)
5.1	Legal Opinion of Lucosky Brookman LLP *
10.1	Employment Agreement - Michael Trepeta (2)
10.2	Employment Agreement - Dean Julia (2)
10.3	Amendments to Employment Agreement - Michael Trepeta (3)(5)
10.4	Amendments to Employment Agreement - Dean L. Julia (3)(5)
10.5	Joint Venture Agreement with Atrium Enterprises Ltd. (4)
10.6	Agreement with Aon Consulting (4)
10.7	Amendment to Exhibits 10.3 and 10.4 dated April 7, 2010 (6)
10.8	Office Lease for Garden City, NY (7)
10.9	Registration Rights Agreement, dated June 12, 2012, by and between the Company and TCA (7)
10.10	Equity Agreement, dated June 12, 2012, by and between the Company and TCA (7)
10.11	Amended Employment Agreement – Dean Julia (8)
10.12	Amended Employment Agreement – Michael Trepeta (8)
10.13	Convertible Promissory Note due December 12, 2013 in the name of TCA (9)
14.1	Code of Ethics/Code of Conduct (3)
23.1	Consent of Peter Messineo, CPA (10)
23.2	Consent of DKM Certificate Public Accounts (10)
23.3	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema Document*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

(1)	Incorporated by reference to Registrant’s Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005.
(2)	Incorporated by reference to Registrant’s Registration Statement on Form 10-SB/A filed with the Commission March 18, 2005.
(3)	Incorporated by reference to the Registrant’s Form 10-KSB for its fiscal year ended December 31, 2005.
(4)	Incorporated by reference to the Registrant’s Form 10-KSB for its fiscal year ended December 31, 2006.
(5)	Incorporated by reference to the Registrant’s Form 8-K dated September 21, 2007.
(6)	Incorporated by reference to the Registrant’s Form 10-Q for the quarter ended March 31, 2011.
(7)	Incorporated by reference to the Registrant’s Form 8-K dated June 15, 2012.
(8)	Incorporated by reference to the Registrant’s Form 10-K for its fiscal year ended December 31, 2012.
(9)	Incorporated by reference to the Registrant’s Form 8-K dated June 14, 2012.
(10)	Incorporated by reference to the Registrant’s Form S-1 filed March 19, 2019

* filed herewith

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorizes this registration statement to be signed on its behalf by the undersigned, in the Garden City, New York, on March 22, 2013.

ACE MARKETING & PROMOTIONS, INC.

By:	/s/ Dean L. Julia
Name: Dean L. Julia
Title: Co-Chief Executive Officer (Principal Executive Officer)

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